UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2015

CARMAX, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-31420	54-1821055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia	23238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

The Compensation and Personnel Committee of the Board of Directors (the “Committee”) of CarMax, Inc. (the “Company”) approved amendments to the Company’s form of notice of stock option grant (the “Option Agreement”) and form of notice of market stock unit grant (the “MSU Agreement”) at its January 26, 2015 meeting. The amendments contained in each of the Option Agreement and the MSU Agreement address vesting of these equity awards upon an associate’s termination from the Company without cause or by the associate for good reason (the “separation events”). Options issued under the Option Agreement will terminate if they are not vested at the time of the separation events. Market stock units issued under the MSU Agreement will vest on a pro rata basis at the time of a separation event, depending on the portion of the three year vesting term elapsed.

The Committee also approved a form of notice of performance stock unit grant (the “PSU Agreement”) under the CarMax, Inc. 2002 Stock Incentive Plan. The PSU Agreement may be used by the Committee to grant stock-settled restricted stock units, where vesting of the units is contingent on, among other things, the achievement of performance goals set by the Committee.

Copies of the Option Agreement, the MSU Agreement and the PSU Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Form of Notice of Stock Option Grant under the CarMax, Inc. 2002 Stock Incentive Plan

10.2	Form of Notice of Market Stock Unit Grant under the CarMax, Inc. 2002 Stock Incentive Plan

10.3	Form of Notice of Performance Stock Unit Grant under the CarMax, Inc. 2002 Stock Incentive Plan

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: February 13, 2015	By:	/s/ Eric M. Margolin
Eric M. Margolin
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit

10.1	Form of Notice of Stock Option Grant under the CarMax, Inc. 2002 Stock Incentive Plan

10.2	Form of Notice of Market Stock Unit Grant under the CarMax, Inc. 2002 Stock Incentive Plan

10.3	Form of Notice of Performance Stock Unit Grant under the CarMax, Inc. 2002 Stock Incentive Plan